                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                      CSP INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

                                 GARY W. LEVINE
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                    CSP INC.
                         (A MASSACHUSETTS CORPORATION)

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                JANUARY 11, 2000

Notice is hereby given that the Annual Meeting of Stockholders of CSP Inc. (the "Company") will be held at the executive offices of the Company, 40 Linnell Circle, Billerica, Massachusetts 01821 on Tuesday, January 11, 2000, beginning at 9:00 a.m. local time, for the following purposes:

    1.  To elect two Class I Directors, each for a three-year term.

    2. To transact such further business as may properly come before the Meeting, or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on November 19, 1999 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Gary W. Levine
                                          CLERK

November 30, 1999

                             YOUR VOTE IS IMPORTANT
                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                    CSP INC.
                         (A MASSACHUSETTS CORPORATION)

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 11, 2000

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSP Inc. ("CSPI" or the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on January 11, 2000 (the "Meeting") and at any adjournment thereof. A form of proxy is enclosed. Any stockholder executing such a proxy may revoke it at any time insofar as it has not been exercised. All properly executed proxies that are received by the Company before the Meeting and that are not revoked will be voted at the Meeting in accordance with the stockholder's direction. The principal executive offices of the Company are located at 40 Linnell Circle, Billerica, Massachusetts 01821. The approximate date on which this Proxy Statement and the form of proxy will be sent to stockholders is November 30, 1999.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended August 27, 1999 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

                         ITEM 1. ELECTION OF DIRECTORS

    The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. There are currently two Class I Directors, whose terms will expire at the Annual Meeting to be held on January 11, 2000; one Class II Director, who was elected or appointed to serve until the annual meeting to be held with respect to the end of the 2000 fiscal year; and two Class III Directors, who were elected to serve until the annual meeting to be held with respect to the end of the 2001 fiscal year.

    Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at five, and has nominated two Class I Directors for election at the Annual Meeting to be held January 11, 2000.

    Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class I Directors, to hold office until the annual meeting to be held with respect to the end of the 2001 fiscal year and until their respective successors are elected and qualified, the two Class I nominees identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for Director, such instructions will be followed by the persons named in the proxy.

    Under the by-laws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote is required to elect Directors. If a quorum is not present at the scheduled time for the Meeting, the persons named in the proxy will vote to adjourn the Meeting until a later date when a quorum can be obtained. Pursuant to the Company's by-laws, if it is necessary to adjourn the Meeting for that purpose, no notice of the time and place of the adjourned meeting is required to be given to stockholders.

    In general, votes withheld from any nominee for election as Director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

    Each of the nominees for Director is currently a member of the Board of Directors. Although the Company expects each nominee to accept nomination and to serve if elected, if a nominee is unable to serve at the time of election, then proxies will be voted for some other person or the Board of Directors may fix the number of Directors at a lesser number.

    NOMINEES

    Listed below are the nominees for Class I Director with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each.

NAME, AGE AND CLASS                                        BUSINESS AFFILIATIONS
-------------------                            ---------------------------------------------
Sandford D. Smith (52).......................  Director of CSPI since 1993; President of
Class I                                        Therapeutics International of Genzyme Corp.,
                                               a biopharmaceutical company, since February
                                               1997; President of Specialty Therapeutics of
                                               Genzyme Corp., from April 1996 to February
                                               1997; President and Chief Executive Officer
                                               of Repligen Corporation from 1987 to 1996;
                                               Director of Ariad Pharmaceuticals, Inc. and
                                               Chemex Pharmaceuticals, Inc.

Robert M. Williams (61)......................  Director since July 1998; from 1995 to his
Class I                                        retirement in March 1999 served as Vice
                                               President for Asia, Africa and the Near East
                                               of International Executive Corps, a company
                                               that directs technology and business programs
                                               as a contractor for the US Foreign Aid
                                               Program; consultant to RM Williams Associate
                                               Technology, from 1993 to 1995; Vice President
                                               of Worldwide Development, Industrial Sector
                                               Division for International Business Machine
                                               Corp., and served in various positions from
                                               1963 to 1993.

DIRECTORS

    Listed below are the continuing Directors of the Company, with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each. Mr. Lyons is a Class II Director, whose term expires in 2001. Messrs. Lupinetti and James are Class III Directors, whose terms expire in 2002.

NAME, AGE AND CLASS                                        BUSINESS AFFILIATIONS
-------------------                            ---------------------------------------------
J. David Lyons (61)..........................  Director of CSPI since March 1997; President
Class II                                       of Aubin International, Inc., an executive
                                               search firm, from 1996 To present; Executive
                                               Vice President at National Data Corp. from
                                               1993 to 1996; Executive Vice President Sales
                                               and Marketing, Syncordia from 1991 to 1993.

Alexander R. Lupinetti (54)..................  Director of CSPI since 1996; Chairman of the
Class III                                      Board of Directors since January 1998; Chief
                                               Executive Officer and President of CSPI since
                                               October 1996; President and Chief Executive
                                               Officer of each of TCAM Systems Inc., Shared
                                               Systems Corporation and SoftCom Systems, Inc.
                                               subsidiaries of Stratus Computer Inc., from
                                               1987 to 1996.

C. Shelton James (60)........................  Director of CSPI since 1994; President of
Class III                                      Fundamental Management Corporation, which is
                                               engaged in the management of investment
                                               partnerships, since 1993, Executive Vice
                                               President from 1990 to 1993; Chief Executive
                                               Officer and Chairman of the Board of Elcotel,
                                               Inc. since May 1991; Director of DRS
                                               Technologies, Concurrent Computer
                                               Corporation, Cyberguard Corp., and S.K.
                                               Technologies; Trustee of Clarkson University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors met four times during the fiscal year ended August 27, 1999 ("fiscal 1999"). Each Director has attended at least 75% of all Board meetings and applicable committee meetings, except Mr. Smith, who attended two of the four Board meetings.

    The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or other committee performing similar functions. The Audit Committee consists of Messrs. James and Williams and is responsible for recommending the selection of the Company's independent accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent accountants, reviewing the independent accountant's recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the fees of the independent accountants. The Audit Committee met three times during fiscal 1999. The Compensation Committee consists of Messrs. Lyons, James and Smith and is responsible for determining the compensation of the executive officers and management of the Company and administering the Company's stock option plans and granting stock options to employees and other persons eligible thereunder. The Compensation Committee met twice during fiscal 1999.

COMPENSATION OF DIRECTORS

    Each Director who is not an employee of the Company receives a quarterly fee of $440 to serve as a Director, a quarterly fee of $138 for each committee of the Board of which he is a member and a fee of $550, plus expenses, for each meeting of the Board which he attends.

    In addition, each non-employee Director receives 100 shares of CSP Inc. Common Stock annually as additional compensation. These shares cannot be sold for one year from the date of issuance. Each non-employee Director also receives an annual non-discretionary grant of a non-statutory option to purchase 1,100 shares of Common Stock on the last business day of January in each year. The aggregate number of shares that may be issued to all non-employee Directors pursuant to this arrangement is 26,620. These non-discretionary options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are not exercisable until after six months following such date, have a term of three years and are fully vested after six months.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Company's Chief Executive Officer and the Company's most highly compensated officers other than the Chief Executive Officer who served as executive officers during fiscal 1999 and whose annual compensation exceeds $100,000 for fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                ----------------------   --------------------------
    NAME AND PRINCIPAL POSITION       FISCAL                              OPTION        ALL OTHER
       (AT AUGUST 27, 1999)            YEAR      SALARY        BONUS      GRANTS       COMPENSATION
-----------------------------------  --------   --------      --------   --------      ------------
Alexander R. Lupinetti.............    1999     $251,125      $ 63,393    60,500         $ 60,861(1)
Chairman, President and Chief          1998     $240,960      $200,000    53,240         $  7,535(2)
Executive Officer                      1997     $183,477      $ 40,000    79,860         $  3,875(2)

John Clary.........................    1999     $124,487      $  1,800        --         $200,012(3)
Former President of                    1998     $194,970      $ 59,369    12,100               --
MODCOMP Inc.                           1997           --            --        --               --

Gary W. Levine.....................    1999     $125,271      $ 18,253     6,050         $ 34,809(4)
Vice President of Finance              1998     $118,486      $ 60,000        --         $  4,659(5)
and Chief Financial Officer            1997     $ 92,104      $ 10,000     2,662         $  3,366(5)

Michael M. Stern.(6)...............    1999     $126,000      $ 20,790     1,210         $ 51,076(7)
Vice President of Operations           1998     $124,166      $ 36,288        --         $ 46,513(8)
                                       1997     $120,702      $ 10,863     1,331         $ 40,535(9)

Michael Mort.......................    1999     $107,308      $ 10,865     2,420         $  3,219(11)
President, Scanalytics                 1998     $ 99,231      $  4,800        --         $  3,000(11)
                                       1997     $ 20,385(10)        --        --               --

James A. Waggett...................    1999     $106,071      $ 11,490     1,210         $ 51,997(12)
Vice President                         1998     $100,095      $ 30,528                   $ 46,319(13)
                                       1997     $ 91,935      $  9,242     1,000         $ 41,529(14)

------------------------

(1) This amount is comprised of a $5,000 contribution by the Company to Mr. Lupinetti's 401(k) plan and $55,861 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(2) This amount represents contributions by the Company to Mr. Lupinetti's 401(k) plan.

(3) This amount represents severance compensation for Mr. John Clary, former president of MODCOMP Inc. who retired from the company in April 1999. Pursuant to Mr. Clary's employment contract, he was to be paid one year's salary.

(4) This amount is comprised of a $3,763 contribution by the Company to Mr. Levine's 401(k) plan and $31,046 for a split dollar life insurance policy for the benefit of Mr. Levine.

(5) These amounts represent contributions by the Company to Mr. Levine's 401(k) plan.

(6) Mr. Stern ceased to be an executive officer when he resigned his position as Vice President of Operations on September 21, 1999. He continues with the Company on a part-time basis, working on special projects in manufacturing and engineering.

(7) This amount is comprised of a $3,782 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of a $47,294 under the Company's supplemental retirement income plan.

(8) This amount is comprised of a $4,852 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of $41,661 under the Company's supplemental retirement income plan.

(9) This amount is comprised of a $3,899 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of a $36,636 under the Company's supplemental retirement plan.

(10) Mr. Mort's 1997 salary reflects the period from June 1997, when the corporation hired Mr. Mort through August 1997.

(11) This amount represents a contribution by the Company to Mr. Mort's 401(k) plan.

(12) This amount is comprised of a $2,987 contribution by the Company to Mr. Waggett's 401(k) plan and the accrual of $49,010 under the Company's supplemental retirement income plan.

(13) This amount is comprised of a $3,146 contribution by the Company to Mr. Waggett's 401(k) plan and the accrual of $43,173 under the Company's supplemental retirement income plan.

(14) This amount is comprised of a $3,564 contribution by the Company to Mr. Waggett's 401(k) plan and the accrual of $37,965 under the Company's supplemental retirement income plan.

    OPTION GRANTS TABLE. The following table sets forth certain information regarding stock options granted during the fiscal year ended August 27, 1999 by the Company to the executive officers named in the Summary Compensation Table:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZED
                                                        INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                                 --------------------------------                 ANNUAL RATES OF STOCK
                                                   % OF TOTAL                                    PRICE APPRECIATION FOR
                                                 OPTIONS GRANTED   EXERCISE PRICE                   OPTION TERMS (2)
                                       OPTION     EMPLOYEES IN       PER SHARE      EXPIRATION   -----------------------
                                       GRANTS      FISCAL YEAR       ($/SH)(1)         DATE          5%          10%
                                      --------   ---------------   --------------   ----------   ----------   ----------
Alexander Lupinetti.................   60,500         60.4%             $6.40         10/6/08     $243,660     $617,483
Gary W. Levine......................    6,050          6.0%             $6.40         10/6/08     $ 24,366     $ 61,748
Michael M. Stern....................    1,210          1.1%             $6.40         10/6/08     $  4,873     $ 12,350
James A. Waggett....................    1,210          1.1%             $6.40         10/6/08     $  4,873     $ 12,350
Michael Mort........................    2,420          2.2%             $6.40         10/6/08     $  9,746     $ 24,699

------------------------

(1) Stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amount shown will be received by the individual.

Messrs. Lupinetti, Levine, Mort and Waggett were also granted options to acquire 75,000, 10,000, 4,000 and 1,000 shares, respectively, at a per share exercise price of $5.00, being the fair market value of a share of the Common Stock on October 19, 1999, the date of the grant.

FISCAL YEAR-END OPTION TABLE. The following Fiscal Year-End Option Table sets forth certain information regarding stock options held as of August 27, 1999 by the executive officers named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR- END OPTION VALUES

                                                                VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                      SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Alexander R. Lupinetti............        --           --      53,240         140,360        $24,051        $30,467
Gary W. Levine....................     1,250       $4,920      15,928           6,050        $18,948             --
Michael M. Stern..................        --           --       7,684           1,512        $ 5,577             --
James A. Waggett..................        --           --       6,107           2,893        $ 1,210             --
Michael Mort......................        --           --       2,420              --             --             --

------------------------

(1) Value is based on the last sales price of Common Stock $6.25 on Friday, August 27, 1999, the last day prior to the end of fiscal 1999 for which a trade in the Common Stock was reported by the NASDAQ National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

401(K) PLAN

    The Company has a defined contribution profit-sharing plan pursuant to
Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. The Board of Directors of the Company determines from year to year whether and to what extent the Company will contribute to the 401(k) plan by making matching contributions to the plan or by making profit-sharing contributions to the plan, allocated in proportion to each eligible employee's compensation, as a percentage of the compensation of all eligible employees. During fiscal year 1999, the matching contribution by the Company was set at 50% of contributions by eligible employees up to a maximum of 6% of salary.

EMPLOYEE STOCK PURCHASE PLAN

    The Company has an employee stock purchase plan under Section 423 of the Internal Revenue Code pursuant to which participating employees may utilize payroll deductions to purchase shares of the Company's Common Stock at a discount from fair market value

SUPPLEMENTAL RETIREMENT INCOME PLAN

    In addition to the foregoing, the Company has a nonqualified supplemental retirement income plan pursuant to which the Company provides additional retirement benefits to 12 present or former employees, all of whom are or were highly compensated or supervisory employees long employed by the Company, including two of the Company's current executive officers. Under the plan, the Company will pay to each participant, generally over a 10 or 15 year period commencing upon termination of employment with the Company for any reason after a specified normal retirement date, a series of monthly payments based on, among other things, a factor based on such participant's salary as of January 1, 1985 and years of service with the Company (the "Normal Retirement Benefit"). In the event of termination of employment prior to the normal retirement date, the Company will pay, in a series of monthly payments, the actuarial equivalent of the Normal Retirement Benefit (based on the participant's age at the time of termination of employment) to a participant (i) whose employment with the Company is terminated after a specified early retirement date as defined in the plan, (ii) whose employment is otherwise terminated with the consent of the committee that administers the plan, or (iii) in the sole discretion of the committee, whose employment is terminated prior to the normal retirement date by reason of disability. Reduced benefits are paid to any participant whose employment with the Company is terminated for any reason other than retirement, disability or death. The annual benefits payable under the plan upon retirement at the normal retirement date of Messrs. Waggett and Stern is $51,142 and $57,155.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board is composed of three Directors, Messrs. Lyons, James and Smith. The Compensation Committee also administers the Company's stock option plans. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1999.

COMPENSATION POLICY

    The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

    Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed and provided to the Committee to review in establishing the new compensation. Each executive has a performance review prepared by the Chief Executive Officer. During this review the officer's performance over the prior year is assessed and goals are established for the next year. This information is communicated to the Compensation Committee and, based on this review and salary surveys, the annual salary for the executive is established for next year.

    Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objectives for the fiscal year. Based on the extent to which the Company achieves those objectives, each participant other than the Chief Executive Officer receives an executive bonus of up to 30%, and the Chief Executive Officer receives up to 50%, of his regular annual salary if the Company meets the revenue and profit goals and he has met his individual objectives. If Company exceeds the sales and profit goals, the bonus percentage increases. If, in addition, the officer or employee achieves his individual goals established by the Company, the balance of the bonus will be paid. The Committee reviews both the individual and Company goals annually. In fiscal 1999 Messrs. Alexander Lupinetti, John Clary, Gary Levine, Michael Mort and James Waggett were paid a bonus by the Company for meeting certain sales and net earnings objectives and some specific achievement goals for Mr. Mort and Messrs. Stern and Waggett. Messrs. Lupinetti, Clary, Levine, Stern, Mort and Waggett received bonuses of $63,396, $1,800, $18,253, $20,790, $10,865 and
$11,490 respectively, based on the sales and profits of Company and the attainment of individual objectives. Approximately 10.3% of the Company's compensation to executives in fiscal 1999 was in the form of bonuses.

    The Company from time to time grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Company has an employment agreement with Mr. Lupinetti dated
September 12, 1996 (the "Employment Agreement"), pursuant to which
Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement, Mr. Lupinetti's initial base salary was $200,000 per year with eligibility for bonus compensation of $40,000 based on the achievement of certain goals or an executive bonus of up to 50% of his salary based on the attainment of certain financial objectives. In addition, the Company granted Mr. Lupinetti options to acquire up to 79,860 shares of Common Stock at an exercise price of $5.73 per share, the fair market value of the Common Stock on the date of grant. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. In the event
Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined), Mr. Lupinetti is entitled to 12 months of severance pay at his then effective annual salary per month. Mr. Lupinetti participated in the Executive and Key Management Bonus Plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objective for the year. Based on the Company meeting objectives in fiscal 1999, Mr. Lupinetti received 20% of his annual compensation as a bonus. Mr. Lupinetti's base compensation was increased from $250,000 to $267,500, effective October 21, 1999. Mr. Lupinetti's base salary was last increased in October, 1997. Mr. Lupinetti was also granted 75,000 options to acquire Common Stock under the Company's 1997 Stock Option Plan at an exercise price per share of $5.00, the fair market value of the Common Stock on the date of the grant. He will again be eligible for the bonus plan which is based on achieving revenue and earning objectives.

COMPENSATION COMMITTEE
J. DAVID LYONS
C. SHELTON JAMES
SANDFORD D. SMITH

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    J. David Lyons, C. Shelton James, and Sandford D. Smith served on the Compensation Committee during fiscal 1999. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

PERFORMANCE GRAPH

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the NASDAQ Stock Market Index) and a published industry index (the NASDAQ Computer Manufacturers' Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on August 31, 1994. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CSP INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
THE RUSSELL 2000 INDEX, THE NASDAQ COMPUTER MAUNFACTURER
INDEX,
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
                                                              CSP INC.   NASDAQ STOCK  RUSSELL 2000        NASDAQ           NASDAQ
                                                                        MARKET (U.S.)                    COMPUTER       COMPUTER &
                                                                                                     MANUFACTURER  DATA PROCESSING
8/26/94                                                           $100           $100          $100          $100             $100
8/25/95                                                           $131           $135          $121          $175             $156
8/30/96                                                            $85           $152          $134          $209             $180
8/29/97                                                            $90           $212          $173          $332             $265
8/28/98                                                           $105           $200          $142          $403             $293
8/29/99                                                            $94           $371          $180          $931             $565

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has an employment agreement with Alexander Lupinetti dated September 12, 1996 (the "Employment Agreement"), pursuant to which
Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement
Mr. Lupinetti's initial base salary was $200,000 and has been increased to $275,0000 and an executive bonus based on the attainment of certain financial objectives. The Company granted Mr. Lupinetti options to acquire up to 79,860 shares of Common Stock under the Company's 1991 Incentive Stock Option Plan at an exercise price of $5.73 per share, the fair market value of the Common Stock on the date of grant. Such options vest under normal circumstances at a rate of 25% a year commencing after one year of service. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. Finally, in the event
Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined) Mr. Lupinetti is entitled to 12 months of severance pay at his then effective per month salary.

    Mr. John Clary, formerly the President of MODCOMP, Inc. left the company during April 1999. Pursuant to his employment contract, Mr. Clary was paid $200,012 in severance pay, which was equal to one year's salary at his then current rate of compensation.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    The Company's only issued and outstanding class of voting securities is its Common Stock. Holders of the Common Stock are entitled to one vote per share of such stock held by them of record at the close of business on November 19, 1999 upon each matter which may come before the Meeting. At the close of business on November 19, 1999, there were 3,559,178 shares of Common Stock issued and outstanding.

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of November 19, 1999 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

                                                                 SHARES
                                                              BENEFICIALLY         PERCENT
NAME                                                           OWNED (1)         OF CLASS (2)
----                                                          ------------       ------------
Heartland Value Fund........................................    675,551(3)           18.0%
790 N. Milwaukee Street
Milwaukee, WI 53202

Fundamental Management Corporation..........................    406,462(4)           10.8%
4000 Hollywood Blvd., Suite 610 N.
Hollywood, FL 33021

Dimensional Fund Advisors Inc...............................    306,566(5)            8.2%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce Advisory Corp.........................................    245,177(6)            6.5%
1414 Avenue of the Americas
New York, NY 10019

                                                                 SHARES
                                                              BENEFICIALLY         PERCENT
NAME                                                           OWNED (1)         OF CLASS (2)
----                                                          ------------       ------------
C. Shelton James (*)........................................    411,955(7)           11.0%
c/o Fundamental Management Corporation
4000 Hollywood Blvd., Suite 610 N.
Hollywood, FL 33021

Alexander R. Lupinetti......................................    101,640(8)            2.7%

J. David Lyons..............................................      2,674(9)             **

Sandford D. Smith (A).......................................      5,333(10)            **

Robert M. Williams (*)......................................      1,310(11)            **

James A. Waggett............................................     40,631(12)           1.1%

Michael M. Stern............................................    114,737(13)           3.1%

Gary W. Levine..............................................     15,928(14)            **

Michael Mort................................................        605(15)            **

All Directors and executive officers as a group (11             703,267(16)          18.7%
  persons)..................................................

------------------------

 *  Nominee for Director.

**  Owns less than one percent.

(1) Except as otherwise noted, all person and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.

(2) Computed pursuant to Rule 13d-3 under the Exchange Act.

(3) Heartland Advisors, Inc. ("Heartland") has furnished the Company with a report on Schedule 13G dated February 4, 1999, in which it is stated that Heartland is a registered investment advisor, that Heartland has sole dispositive power with respect to 614,137 shares of the Company's Common Stock, and that Heartland has sole voting power with respect to 240,487 of such shares.

(4) Based on information furnished by Mr. James on a report on Form 4 dated August 13, 1999, Fundamental Management Corporation ("FMC") solely controls the voting and investment of securities owned of record by several limited partnerships of which FMC is the sole managing general partner. C. Shelton James, a Director and nominee for Director of the Company, is President of Fundamental Management Corporation. See footnote 8.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") have furnished the Company with a joint report on Schedule 13G dated February 11, 1999, in which Dimensional has advised the Company that it is a registered investment advisor and that Dimensional has sole dispositive power with respect to 278,696 shares of the Company's Common Stock and sole voting power with respect to 278,696 of those shares, and that persons who are officers of Dimensional are also officers of the Fund and the Trust (each an open-end investment company registered under The Investment Company Act of 1940).

(6) Royce and Associates Inc. ("Royce") and Charles M. Royce have furnished the Company with a joint report on Schedule 13G dated February 9, 1998, in which it is stated that Royce is a registered investment advisor and that Royce has sole voting and investment power with respect to

    222,888 of these shares. The report also states that Mr. Charles M. Royce may be deemed to be a controlling person and as such may be deemed to own beneficially all of the shares covered by the report. Mr. Royce disclaims beneficial ownership of all such shares.

(7) Includes 406,462 shares directly owned by Fundamental Management Corporation, as described in footnote 6. Mr. James is President of Fundamental Management Corporation.

   Also includes 1,731 shares owned by Mr. James and 3,762 shares obtainable upon exercise of stock options.

(8) Includes shares obtainable upon exercise of stock options.

(9) Includes 243 shares owned by Mr. Lyons and 2,431 shares obtainable upon exercise of stock options.

(10) Includes 1,571 shares owned by Mr. Smith and 3,762 shares obtainable upon exercise of stock options.

(11) Includes 110 shares owned by Mr. Williams and 1,200 shares obtainable upon exercise of stock options.

(12) Includes 10,648 shares owned by Mr. Waggett's wife and 6,824 shares obtainable upon exercise of stock options.

(13) Includes 9,317 shares owned by Mr. Stern's wife. Mr. Stern disclaims beneficial ownership of these shares. Also includes 10,116 shares obtainable upon exercise of stock options.

(14) Includes 10,418 shares obtainable upon exercise of stock options.

(15) These shares are obtainable upon exercise of stock options.

(16) Includes 157,304 shares obtainable upon exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 1999, and written representations that Form 5 was required and duly filed with the commission, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

                        INFORMATION CONCERNING AUDITORS

    The Board of Directors selected the firm KPMG LLP to audit the Company's financial statements for the past fiscal year. The Company's Board of Directors has not yet selected the Company's independent public accountant for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                  SOLICITATION

    No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by Directors, officers and certain employees of the Company, or by American Stock Transfer & Trust Company, the Company's transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

DATE WHEN STOCKHOLDER PROPOSALS ARE REQUIRED TO BE FURNISHED TO THE COMPANY FOR
                            THE NEXT ANNUAL MEETING

    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in January 2000, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was sent on or about November 30, 1999, so the date by which proposals were required to be received under Rule 14a-8 will be August 2, 2000.

    In addition, Section 5 of Article II of the Company's by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 90 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is October 11, 2000. Section 4 of Article III of the by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after October 11, 2000 will be untimely. The by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

                                 MISCELLANEOUS

    The Board does not intend to present at the Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Meeting. No stockholder proposals or stockholder nominees were submitted timely to the Company. If any other business should come before the Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

PROXY                               CSP INC.                              PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, January 11, 2000, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

     IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED ON THE REVERSE SIDE HEREOF BY THE STOCKHOLDER WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON SUCH MATTER IN ACCORDANCE WITH THE SPECIFICATION SO MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR.

                 (Continued and to be signed on the other side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                    CSP INC.

                               JANUARY 11, 2000



                Please Detach and Mail in the Envelope Provided


     Please mark your
\X\  votes as in this
     example.


                  FOR ALL           WITHHOLD
                 nominees,          AUTHORITY
             except as marked        for all
          to the contrary below.    nominees.
Item 1.             \ \                \ \        Nominees: Sandford D. Smith
  Election of                                               Robert M. Williams
  Directors
  CLASS I

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), print the name(s) of such nominee(s) in the space provided below. To vote for or to withhold authority for all nominees, see above)

-----------------------------------------------------

                      Check here if you plan to attend the Annual Meeting. \ \


SIGNATURE(S)_____________________________________DATE_____________________1998

_________________________________________________DATE_____________________1999
                IF HELD JOINTLY

NOTE: Please date, sign exactly as name appears hereon and return promptly. If the shares are registered in the names of two or more persons, both should sign. Executors, administrators, trustees, guardians and corporate officers should add their titles.